Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2017 relating to the financial statements and financial statement schedule, which appears in Model N, Inc.'s Annual Report on Form 10‑K for the year ended September 30, 2017.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 30, 2018